As filed with the Securities and Exchange Commission on March 21, 2001
                                            Registration Statement No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             DENBURY RESOURCES INC.
                           (Exact name of Registrant)

       DELAWARE                     1311                          75-2815171
(State of incorporation) (Primary Standard Industrial         (I.R.S. Employer
                          Classification Code Number)        Identification No.)

                      PHIL RYKHOEK, CHIEF FINANCIAL OFFICER
                             DENBURY RESOURCES INC.
                          5100 TENNYSON PKWY., STE. 3000
                               PLANO, TEXAS 75024
                                 (972) 673-2000
               (Name, address and telephone number of Registrant's
                    executive offices and agent for service)

                                   Copies to:

                                DONALD W. BRODSKY
                                DEIDRE L. SHEARER
                              JENKENS & GILCHRIST,
                           A PROFESSIONAL CORPORATION
                        1100 LOUISIANA STREET, SUITE 1800
                              HOUSTON, TEXAS 77002
                                 (713) 951-3300

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
         If any of the  securities  being  registered  on this  Form  are  being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.   [ ]
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
          If delivery of the  prospectus is expected to be made pursuant to Rule
434, please check the following box.    [X]

                        CALCULATION OF REGISTRATION FEE

                                                            PROPOSED
                    TITLE OF EACH                           MAXIMUM                AMOUNT OF
                 CLASS OF SECURITIES                       AGGREGATE              REGISTRATION
                 TO BE REGISTERED(1)                  OFFERING PRICE(1)(2)           FEE(3)

Debt Securities....................................(4)
Common Stock..........................................
Preferred Stock.......................................
Depositary Shares..................................(5)
Warrants..............................................
         Total........................................   $ 200,000,000              $ 50,000

----------------

(1) This registration statement also covers such indeterminate amount of securities as may be issued in exchange for, or upon conversion, redemption or exercise of, as the case may be, debt securities, preferred stock, depositary shares or warrants registered hereunder.

(2) The proposed maximum price per unit will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(3) The registration fee has been calculated pursuant to Rule 457(o) under the Securities Act.

(4) If any debt securities are issued at an original issue discount, then the offering price of the debt securities shall be in such amount as shall result in an aggregate initial offering price not to exceed $200,000,000, less the offering price of any securities previously issued hereunder.

(5) Such indeterminate number of depositary shares will be represented by depositary receipts. In the event that the Registrant elects to offer to the public fractional interests in shares of preferred stock registered hereunder, depositary receipts will be distributed to those persons purchasing the fractional interests and the shares of preferred stock will be issued to the Depositary under the deposit agreement.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                  SUBJECT TO COMPLETION, DATED MARCH 21, 2001
PROSPECTUS

                                  $200,000,000
                               [GRAPHIC OMITTED]



                             DENBURY RESOURCES INC.

                                 DEBT SECURITIES
                                  COMMON STOCK
                                 PREFERRED STOCK
                                DEPOSITARY SHARES
                                    WARRANTS


     Denbury Resources Inc. may offer and sell from time to time debt securities, common stock, preferred stock, depositary shares or warrants. Our common stock may also be offered by certain selling shareholders. We will provide specific terms of these securities in supplements to this prospectus. The terms of the securities will include the initial offering price, aggregate amount of the offering, listing on any securities exchange or quotation system, risk factors and the agents, dealers or underwriters, if any, to be used in connection with the sale of these securities. You should read this prospectus and any supplement carefully before you invest.

     Our common stock is traded on the New York Stock Exchange and the Toronto Stock Exchange under the symbol "DNR."

     This prospectus may not be used to sell securities unless accompanied by a supplement to this prospectus.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.





              The date of this prospectus is _______________, 2001

     You should rely only on the information contained in or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus or the applicable prospectus supplement.


                                                 TABLE OF CONTENTS                                             PAGE

ABOUT THIS PROSPECTUS.............................................................................................4

WHERE YOU CAN FIND MORE INFORMATION ..............................................................................4

RISK FACTORS......................................................................................................5

FORWARD-LOOKING STATEMENTS........................................................................................6

THE COMPANY.......................................................................................................7

RATIO OF EARNINGS TO FIXED CHARGES................................................................................8

USE OF PROCEEDS...................................................................................................8

DESCRIPTION OF DEBT SECURITIES....................................................................................9
         General  ................................................................................................9
         Non U.S. Currency.......................................................................................10
         Original Issue Discount Securities......................................................................11
         Covenants...............................................................................................11
         Registration, Transfer, Payment and Paying Agent........................................................11
         Ranking of Debt Securities..............................................................................13
         Global Securities.......................................................................................13
         Outstanding Debt Securities.............................................................................13
         Redemption and Repurchase...............................................................................14
         Conversion and Exchange.................................................................................14
         Consolidation, Merger and Sale of Assets................................................................14
         Events of Default.......................................................................................14
         Modification and Waivers................................................................................16
         Discharge, Termination and Covenant Termination.........................................................18
         Governing Law...........................................................................................18
         Regarding the Trustees..................................................................................19

DESCRIPTION OF CAPITAL STOCK.....................................................................................19
         General  ...............................................................................................19
         Common Stock............................................................................................19
         Preferred Stock.........................................................................................20



                                                         2




DESCRIPTION OF DEPOSITARY SHARES.................................................................................21

DESCRIPTION OF WARRANTS..........................................................................................22

SELLING SHAREHOLDERS.............................................................................................22

PLAN OF DISTRIBUTION.............................................................................................23

LEGAL OPINIONS...................................................................................................25

EXPERTS  ........................................................................................................25

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under the shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $200,000,000. In addition, under this shelf process, one or more selling shareholders may sell our common stock in one or more offerings, which will reduce the aggregate dollar amount we may sell. This prospectus provides you with a general description of the securities we or such selling shareholders may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with additional information described under the heading "WHERE YOU CAN FIND MORE INFORMATION."

     As used in this prospectus, "Denbury," "we," "us," and "our" refer to Denbury Resources Inc. and its subsidiaries.


                       WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, which requires us to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. You may view our reports electronically at the SEC's Internet site at http://www.sec.gov, or at our own website at http://www.denbury.com.

     This prospectus constitutes part of a Registration Statement on Form S-3 filed with the SEC under the Securities Act of 1933. It omits some of the information contained in the Registration Statement, and reference is made to the Registration Statement for further information with respect to us and the securities we are offering. Any statement contained in this prospectus concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC is not necessarily complete, and in each instance reference is made to the copy of the filed document.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information and the information in the prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all the securities covered by this prospectus:

    1.    Our Annual  Report on Form 10-K for the year ended  December 31, 2000;
          and

    2. The description of our common stock contained in Amendment No. 1 to our registration statement on Form 8-A filed on April 21, 1999, including any amendment or report filed before or after the date of this prospectus for the purpose of updating the description.

     You may request a copy of these filings at no cost, by writing or telephoning Phil Rykhoek, Chief Financial Officer and Corporate Secretary, Denbury Resources Inc., 5100 Tennyson Pkwy., Ste. 3000, Plano, Texas 75024, phone: (972) 673-2000.

                                  RISK FACTORS

     There are a number of risks associated with investing in Denbury and in our industry. You should carefully review the more detailed description of risk factors contained in the supplement to this prospectus.

o Our revenue, profitability and cash flow depend upon the prices and demand for oil and gas. The markets for these commodities are very volatile and steep or prolonged drops in prices can harm us financially and hurt our ability to grow.

o Texas Pacific Group has owned a majority of our outstanding common stock since April 1999. As such, Texas Pacific Group is able to determine all matters submitted for shareholder approval, control the election of directors, determine our corporate and management policies and approve a merger, consolidation or sale of all of our assets, all of which may adversely affect the market for our common stock.

o Our drilling activities are subject to many risks, including the risk that we will not discover commercially productive reservoirs. Operating and developing oil and natural gas properties involves a number of inherent risks, including the risk of personal injury, environmental contamination or loss of wells. We may not be able to insure against all of these risks.

o Our significant growth in recent years is attributable in significant part to our acquiring producing properties. Our ability to continue to make successful acquisitions is influenced by many factors beyond our control. A failure to acquire producing properties on a profitable basis in the future may significantly affect our profitability and growth.

o Estimates of our proved developed oil and natural gas reserves and the resulting future net revenues contained in this prospectus and elsewhere are based on a number of uncertainties. A failure to realize our estimated prices or estimated production volumes could materially adversely effect our revenues, profitability and financial health.

o Our ability to conduct operations in a timely and cost effective manner depends on the availability of supplies, equipment and personnel. The oil and gas industry is cyclical and experiences periodic shortages of drilling rigs and other equipment, tubular goods, supplies and experienced personnel. Shortages can delay operations and materially increase operating and capital costs.

o We make, and will continue to make, substantial capital expenditures to acquire, develop, produce, explore and abandon our oil and natural gas reserves. Any decrease in our revenues, as a result of lower oil or gas prices or otherwise, could limit our ability to replace reserves or maintain production at current levels. If our cash flow from operations drops significantly, we may be unable to find additional debt or equity financing.

o Our future success depends on our ability to find, develop or acquire additional oil and natural gas reserves that are economically recoverable. Failure to do so will result in lower production and cash flow.

                           FORWARD-LOOKING STATEMENTS

         Some of the information included in this prospectus, any prospectus supplement and the documents we have incorporated by reference contain forward-looking statements. Forward-looking statements use forward-looking terms such as "believe," "expect," "may," "intend," "will," "project," "budget," "should" or "anticipate" or other similar words. These statements discuss "forward-looking" information such as:

         o     anticipated capital expenditures and budgets;

         o     future cash flows and borrowings;

         o     pursuit   of   potential    future    acquisition   or   drilling
               opportunities; and

         o     sources of funding for exploration and development.

     These forward-looking statements are based on assumptions that we believe are reasonable, but they are open to a wide range of uncertainties and business risks, including the following:

        o fluctuations of the prices received or demand for oil and natural gas;

        o uncertainty of drilling results, reserve estimates and reserve replacement;

        o      operating hazards;

        o      acquisition risks;

        o      unexpected substantial variances in capital requirements;

        o      environmental matters; and

        o      general economic conditions.

     Other factors that could cause actual results to differ materially from those anticipated are discussed in our periodic filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2000.

     When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We will not update these forward-looking statements unless the securities laws require us to do so.

                                   THE COMPANY

     Denbury Resources Inc. is a growing independent oil and gas company engaged in acquisition, development and exploration activities in the U.S. Gulf Coast region. We are the largest oil and natural gas company in Mississippi, hold key operating acreage onshore in Louisiana and have a growing presence in the offshore Gulf of Mexico areas. We have two primary field offices, one in Laurel, Mississippi and the other in Houma, Louisiana. Our principal executive office is located at 5100 Tennyson Parkway, Suite 3000, Plano, Texas (a suburb of Dallas) 75024 and our phone number is 972-673-2000.

     As of December 31, 2000, our seven largest fields constitute approximately 85% of our total proved reserves on a barrel of oil equivalent, "BOE," basis and 77% of our total proved reserves on the basis of present value of future net revenues, discounted at a rate of 10%, "PV10 Value." Within these seven fields we own an average 91% working interest and operate 94% of the wells. As of December 31, 2000, our estimated proved reserves were 87.4 million barrel of oil equivalents, "MMBOE," of which approximately 81% was oil.

     Through a combination of successful development and exploitation of our largest fields and strategic acquisitions, we have been successful in increasing daily production over the last five years at a compound annual growth rate of 27%, with average production for 2000 of 21,399 BOE per day. From our inception to December 31, 2000, approximately 60% of our reserves were generated from acquisitions and the balance was from internally generated exploration and development projects on existing properties. Over the last five years we have spent a total of approximately $367 million on acquisitions of oil and gas properties and approximately $317 million on exploration and development of existing properties.

     As part of our corporate strategy, we follow these fundamental principles:

         o     remain focused in specific regions;
         o     acquire  properties  where we  believe  additional  value  can be created through a combination of exploitation, development, exploration and marketing;
         o acquire properties that give us, or where we believe we can ultimately obtain, a majority working interest and operational control;
         o maximize the value of our properties by increasing production and reserves while reducing costs; and
         o maintain a highly competitive team of experienced and incentivized personnel.

     Our operations are currently focused in three specific geographical areas: the land and marshes of southern Louisiana and the Gulf of Mexico shelf; the eastern part of the Mississippi salt basin and western Mississippi. Most of our oil production comes from Mississippi and most of our natural gas production comes from Louisiana and offshore Gulf of Mexico.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth our ratio of earnings to fixed charges:


                                                            YEARS ENDED DECEMBER 31,
                                                           -------------------------
                                                2000       1999        1998        1997      1996
                                                ----       ----        ----        ----      ----
Ratio of earnings to fixed charges.........     5.8X       1.3X         (a)       19.9X      4.4X

(a) Earnings were insufficient to cover fixed charges by $285 million. The deficiency was primarily due to a $280 million writedown of the full cost pool as a result of low oil prices during 1998.


     For the purpose of computing the ratio of earnings to fixed charges, earnings are defined as:

         o     income from continuing operations before income taxes;

         o     plus fixed charges; and

         o     less capitalized interest.

     Fixed charges are defined as the sum of the following:

         o     interest, including capitalized interest, on all indebtedness;

         o     amortization of debt issuance cost; and

         o     that   portion  of  rental   expense   which  we  believe  to  be
               representative of an interest factor.

                                 USE OF PROCEEDS

     Unless we specify otherwise in an accompanying prospectus supplement, we intend to use the net proceeds we receive from the sale of securities offered by this prospectus and the accompanying prospectus supplement for the repayment of debt under our credit lines and for general corporate purposes. General corporate purposes may include additions to working capital, development and exploration expenditures or the financing of possible acquisitions. We will not receive any of the proceeds from the sale of common stock by the selling shareholders.

     The net proceeds may be invested temporarily until they are used for their stated purpose.

                         DESCRIPTION OF DEBT SECURITIES

     This section describes the general terms and provisions of the debt securities which may be offered by us from time to time. The applicable prospectus supplement will describe the specific terms of the debt securities offered by that prospectus supplement.

     We may issue debt securities either separately or together with, or upon the conversion of, or in exchange for, other securities. The debt securities are to be either senior obligations of ours issued in one or more series and referred to herein as the "Senior Debt Securities," or subordinated obligations of ours issued in one or more series and referred to herein as the "Subordinated Debt Securities." The Senior Debt Securities and the Subordinated Debt Securities are collectively referred to as the "Debt Securities." The Debt Securities will be general obligations of the Company. Each series of Debt Securities will be issued under an agreement, or "Indenture," between Denbury and an independent third party, usually a bank or trust company, known as a "Trustee," who will be legally obligated to carry out the terms of the Indenture. The name(s) of the Trustee(s) will be set forth in the applicable prospectus supplement. We may issue all the Debt Securities under the same Indenture, as one or as separate series, as specified in the applicable prospectus supplement(s).

     This summary of certain terms and provisions of the Debt Securities and Indentures is not complete. If we refer to particular provisions of an Indenture, the provisions, including definitions of certain terms, are incorporated by reference as a part of this summary. The Indentures are or will be filed as an exhibit to the registration statement of which this prospectus is a part, or as exhibits to documents filed under the Securities Exchange Act of 1934 which are incorporated by reference into this prospectus. The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. You should refer to the applicable Indenture for the provisions which may be important to you.

GENERAL

     The Indentures will not limit the amount of Debt Securities which we may issue. We may issue Debt Securities up to an aggregate principal amount as we may authorize from time to time. The applicable prospectus supplement will describe the terms of any Debt Securities being offered, including:

         o     the title and aggregate principal amount;

         o     the date(s) when principal is payable;

         o the interest rate, if any, and the method for calculating the interest rate;

         o the interest payment dates and the record dates for the interest payments;

         o     the places where the principal and interest will be payable;

         o     any  mandatory  or optional  redemption  or  repurchase  terms or
               prepayment,   conversion,  sinking  fund  or  exchangeability  or
               convertibility provisions;

         o whether such Debt Securities will be Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the subordination provisions and the applicable definition of "Senior Indebtedness";

         o additional provisions, if any, relating to the defeasance and covenant defeasance of the Debt Securities;

         o if other than denominations of $1,000 or multiples of $1,000, the denominations the Debt Securities will be issued in;

         o whether the Debt Securities will be issued in the form of Global Securities, as defined below, or certificates;

         o whether the Debt Securities will be issuable in registered form, referred to as "Registered Securities," or in bearer form, referred to as "Bearer Securities" or both and, if Bearer
               Securities are issuable, any restrictions applicable to the exchange of one form for another and the offer, sale and delivery of Bearer Securities;

         o     any applicable material federal tax consequences;

         o     the dates on which premiums, if any, will be payable;

         o our right, if any, to defer payment of interest and the maximum length of such deferral period;

         o     any paying agents, transfer agents, registrars or trustees;

         o     any listing on a securities exchange;

         o if convertible into common stock or preferred stock, the terms on which such Debt Securities are convertible;

         o the terms, if any, of the transfer, mortgage, pledge, or assignment as security for any series of Debt Securities of any properties, assets, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act are applicable, and any corresponding changes to provisions of the Indenture as currently in effect;

        o      the initial offering price; and

        o other specific terms, including covenants and any additions or changes to the events of default provided for with respect to the Debt Securities.

          The terms of the Debt Securities of any series may differ and, without the consent of the holders of the Debt Securities of any series, we may reopen a previous series of Debt Securities and issue additional Debt Securities of such series or establish additional terms of such series, unless otherwise indicated in the applicable prospectus supplement.

NON U.S. CURRENCY

         If the purchase price of any Debt Securities is payable in a currency other than U.S. dollars or if principal of, or premium, if any, or interest, if any, on any of the Debt Securities is payable in any currency other than U.S. dollars, the specific terms with respect to such Debt Securities and such foreign currency will be specified in the applicable prospectus supplement.

ORIGINAL ISSUE DISCOUNT SECURITIES

     Debt Securities may be issued as "Original Issue Discount Securities" to be sold at a substantial discount below their principal amount. Original Issue Discount Securities may include "zero coupon" securities that do not pay any cash interest for the entire term of the securities. In the event of an acceleration of the maturity of any Original Issue Discount Security, the amount payable to the holder thereof upon such acceleration will be determined in the manner described in the applicable prospectus supplement. Conditions pursuant to which payment of the principal of the Subordinated Debt Securities may be accelerated will be set forth in the applicable prospectus supplement. Material federal income tax and other considerations applicable to Original Issue Discount Securities will be described in the applicable prospectus supplement.

COVENANTS

     Under the Indentures, we will be required to:

         o     pay  the  principal,   interest  and  any  premium  on  the  Debt
               Securities when due;

         o     maintain a place of payment;

         o deliver a report to the Trustee at the end of each fiscal year reviewing our obligations under the Indentures; and

         o deposit sufficient funds with any paying agent on or before the due date for any principal, interest or any premium.

     Any additional covenants will be described in the applicable prospectus supplement.

REGISTRATION, TRANSFER, PAYMENT AND PAYING AGENT

     Unless otherwise indicated in a prospectus supplement, each series of Debt Securities will be issued in registered form only, without coupons. The Indentures, however, provide that we may also issue Debt Securities in bearer form only, or in both registered and bearer form. Bearer Securities shall not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person other than offices located outside the United States of certain United States financial institutions. "United States person" means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States, any estate the income of which is subject to United States federal income taxation regardless of its source, or any trust whose administration is subject to the primary supervision of a United States court and which has one or more United States fiduciaries who have the authority to control all substantial decisions of the trust. "United States" means the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction. Purchasers of Bearer Securities will be subject to certification procedures and may be affected by certain limitations under United States tax laws. Such procedures and limitations will be described in the prospectus supplement relating to the offering of the Bearer Securities.

     Unless  otherwise   indicated  in  a  prospectus   supplement,   Registered
Securities will be issued in denominations of $1,000 or any integral multiple thereof, and Bearer Securities will be issued in denominations of $5,000.

     Unless otherwise indicated in a prospectus supplement, the principal, premium, if any, and interest, if any, of or on the Debt Securities will be payable, and Debt Securities may be surrendered for registration of transfer or exchange, at an office or agency to be maintained by us in the Borough of Manhattan, The City of New York, provided that payments of interest with respect to any Registered Security may be made at our option by check mailed to the address of the person entitled to payment or by transfer to an account maintained by the payee with a bank located in the United States. No service charge shall be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses that may be imposed in connection with the exchange or transfer.

     Unless otherwise indicated in a prospectus supplement, payment of principal of, premium, if any, and interest, if any, on Bearer Securities will be made, subject to any applicable laws and regulations, at such office or agency outside the United States as specified in the prospectus supplement and as we may designate from time to time. Unless otherwise indicated in a prospectus supplement, payment of interest due on Bearer Securities on any interest payment date will be made only against surrender of the coupon relating to such interest payment date. Unless otherwise indicated in a prospectus supplement, no payment of principal, premium or interest with respect to any Bearer Security will be made at any office or agency in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; except that if amounts owing with respect to any Bearer Securities shall be payable in U.S. dollars, payment may be made at the Corporate Trust Office of the applicable Trustee or at any office or agency designated by us in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount of such principal, premium or interest at all offices outside of the United States maintained for such purpose by us is illegal or effectively precluded by exchange controls or similar restrictions.

     Unless otherwise indicated in the applicable prospectus supplement, we will not be required to:

    o issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series of like tenor to be redeemed and ending at the close of business on the day of that selection;

    o register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part;

    o exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor that is simultaneously surrendered for redemption; or

    o issue, register the transfer of or exchange any Debt Security which has been surrendered for repayment at the option of the holder, except the portion, if any, of the Debt Security not to be so repaid.

RANKING OF DEBT SECURITIES

     The Senior Debt Securities will be unsubordinated obligations of ours and will rank equally in right of payment with all other unsubordinated indebtedness of ours. The Subordinated Debt Securities will be obligations of ours and will be subordinated in right of payment to all existing and future Senior Indebtedness. The prospectus supplement will describe the subordination provisions and set forth the definition of "Senior Indebtedness" applicable to the Subordinated Debt Securities, and will set forth the approximate amount of such Senior Indebtedness outstanding as of a recent date.

GLOBAL SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a "Depositary" identified in the prospectus supplement relating to such series. Global Debt Securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing Debt Securities, a Global Debt Security may not be transferred except as a whole:

    o     by the Depositary to a nominee of such Depositary;

    o by a nominee of such Depositary to such Depositary or another nominee of such Depositary; or

    o by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

     The specific terms of the depositary arrangement with respect to a series of Global Debt Securities and certain limitations and restrictions relating to a series of Global Bearer Securities will be described in the applicable prospectus supplement.

OUTSTANDING DEBT SECURITIES

     In determining whether the holders of the requisite principal amount of outstanding Debt Securities have given any authorization, demand, direction, notice, consent or waiver under the relevant Indenture, the amount of outstanding Debt Securities will be calculated based on the following:

    o the portion of the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding for such purposes shall be that portion of the principal amount thereof that could be declared to be due and payable upon a declaration of acceleration pursuant to the terms of such Original Issue Discount Security as of the date of such determination;

    o the principal amount of a Debt Security denominated in a currency other than U.S. dollars shall be the U.S. dollar equivalent, determined on the date of original issue of such Debt Security, of the principal amount of such Debt Security; and

    o any Debt Security owned by us or any obligor on such Debt Security or any affiliate of us or such other obligor shall be deemed not to be outstanding.

REDEMPTION AND REPURCHASE

     The Debt Securities may be redeemable at our option, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by Denbury at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable prospectus supplement.

CONVERSION AND EXCHANGE

     The terms, if any, on which Debt Securities of any series are convertible into or exchangeable for common stock, preferred stock, or other Debt Securities will be set forth in the applicable prospectus supplement. Such terms of conversion or exchange may be either mandatory, at the option of the holders, or at our option.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     Each Indenture generally will permit a consolidation or merger between us and another corporation, if the surviving corporation meets certain limitations and conditions. Subject to those conditions, each Indenture may also permit the sale by us of all or substantially all of our property and assets. If this happens, the remaining or acquiring corporation shall assume all of our responsibilities and liabilities under the Indentures including the payment of all amounts due on the Debt Securities and performance of the covenants in the Indentures.

     We are only permitted to consolidate or merge with or into any other corporation or sell all or substantially all of our assets according to the terms and conditions of the Indentures, as indicated in the applicable prospectus supplement. The remaining or acquiring corporation will be substituted for us in the Indentures with the same effect as if it had been an original party to the Indenture. Thereafter, the successor corporation may exercise our rights and powers under any Indenture, in our name or in its own name. Any act or proceeding required or permitted to be done by our board of directors or any of our officers may be done by the board or officers of the successor corporation.

EVENTS OF DEFAULT

     Unless otherwise specified in the applicable prospectus supplement, an Event of Default, as defined in the Indentures and applicable to Debt Securities issued under such Indentures, typically will occur with respect to the Debt Securities of any series under the Indenture upon:

    o default for a period to be specified in the applicable prospectus supplement in payment of any interest with respect to any Debt Security of such series;

    o default in payment of principal or any premium with respect to any Debt Security of such series when due upon maturity, redemption, repurchase at the option of the holder or otherwise;

    o default in deposit of any sinking fund payment when due with respect to any Debt Security of such series;

   o default by us in the performance, or breach, of any other covenant or warranty in such Indenture, which shall not have been remedied for a period to be specified in the applicable prospectus supplement after notice to us by the applicable Trustee or the holders of not less than a fixed percentage in aggregate principal amount of the Debt Securities of all series issued under the applicable Indenture;

   o      certain events of bankruptcy, insolvency or reorganization of Denbury;
          or

   o any other Event of Default that may be set forth in the applicable prospectus supplement, including an Event of Default based on other debt being accelerated, known as a "cross- acceleration."

     No Event of Default with respect to any particular series of Debt Securities necessarily constitutes an Event of Default with respect to any other series of Debt Securities. If the Trustee considers it in the interest of the holders to do so, the Trustee under an Indenture may withhold notice of the occurrence of a default with respect to the Debt Securities to the holders of any series outstanding, except a default in payment of principal, premium, if any, interest, if any.

     Each Indenture will provide that if an Event of Default with respect to any series of Debt Securities issued thereunder shall have occurred and be continuing, either the relevant Trustee or the holders of at least a fixed percentage in principal amount of the Debt Securities of such series then outstanding may declare the principal amount of all the Debt Securities of such series to be due and payable immediately. In the case of Original Issue Discount Securities, the Trustee may declare as due and payable such lesser amount as may be specified in the applicable prospectus supplement. However, upon certain conditions, such declaration and its consequences may be rescinded and annulled by the holders of at least a fixed percentage in principal amount of the Debt Securities of all series issued under the applicable Indenture.

     The applicable prospectus supplement will provide the terms pursuant to which an Event of Default shall result in acceleration of the payment of principal of Subordinated Debt Securities.

     In the case of a default in the payment of principal of, or premium, if any, or interest, if any, on any Subordinated Debt Securities of any series, the applicable Trustee, subject to certain limitations and conditions, may institute a judicial proceeding for the collection thereof.

     No holder of any of the Debt Securities of any series will have any right to institute any proceeding with respect to the Indenture or any remedy thereunder, unless the holders of at least a fixed percentage in principal amount of the outstanding Debt Securities of such series:

    o have made written request to the Trustee to institute such proceeding as Trustee, and offered reasonable indemnity to the Trustee,

    o the Trustee has failed to institute such proceeding within the time period specified in the applicable prospectus supplement after receipt of such notice, and

    o the Trustee has not within such period received directions inconsistent with such written request by holders of a majority in principal amount of the outstanding Debt Securities of such series. Such limitations do not apply, however, to a suit instituted by a holder of a Debt Security for the enforcement of the payment of the principal of, premium, if any, or any accrued and unpaid interest on, the Debt Security on or after the respective due dates expressed in the Debt Security.

     During the existence of an Event of Default under an Indenture, the Trustee is required to exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default shall occur and be continuing, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders shall have offered to the Trustee reasonable security or indemnity. Subject to certain provisions concerning the rights of the Trustee, the holders of at least a fixed percentage in principal amount of the outstanding Debt Securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any power conferred on the Trustee with respect to such series.

     The Indentures provide that the Trustee will, within the time period specified in the applicable prospectus supplement after the occurrence of any default, give to the holders of the Debt Securities of such series notice of such default known to it, unless such default shall have been cured or waived; provided that the Trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of such holders, except in the case of a default in payment of principal of or premium, if any, on any Debt Security of such series when due or in the case of any default in the payment of any interest on the Debt Securities of such series.

     Denbury is required to furnish to the Trustee annually a statement as to compliance with all conditions and covenants under the Indentures.

MODIFICATION AND WAIVERS

     From time to time, when authorized by resolutions of our board of directors and by the Trustee, without the consent of the holders of Debt Securities of any series, we may amend, waive or supplement the Indentures and the Debt Securities of such series for certain specified purposes, including, among other things:

    o     to cure ambiguities, defects or inconsistencies;

    o     to provide for the  assumption  of our  obligations  to holders of the
          Debt   Securities   of  such  series  in  the  case  of  a  merger  or
          consolidation;

    o to add to our Events of Default or our covenants or to make any change that would provide any additional rights or benefits to the holders of the Debt Securities of such series;

    o to add or change any provisions of such Indenture to facilitate the issuance of Bearer Securities;

    o to establish the form or terms of Debt Securities of any series and any related coupons;

    o     to add guarantors with respect to the Debt Securities of such series;

    o     to secure the Debt Securities of such series;

    o to maintain the qualification of the Indenture under the Trust Indenture Act; or

    o to make any change that does not adversely affect the rights of any holder.

     Other amendments and modifications of the Indentures or the Debt Securities issued thereunder may be made by Denbury and the Trustee with the consent of the holders of not less than a fixed percentage of the aggregate principal amount of the outstanding Debt Securities of each series affected, with each series voting as a separate class; provided that, without the consent of the holder of each outstanding Debt Security affected, no such modification or amendment may:

    o reduce the principal amount of, or extend the fixed maturity of the Debt Securities, or alter or waive any redemption, repurchase or sinking fund provisions of the Debt Securities;

    o reduce the amount of principal of any Original Issue Discount Securities that would be due and payable upon an acceleration of the maturity thereof;

    o change the currency in which any Debt Securities or any premium or the accrued interest thereon is payable;

    o reduce the percentage in principal amount outstanding of Debt Securities of any series which must consent to an amendment, supplement or waiver or consent to take any action under the Indenture or the Debt Securities of such series;

    o impair the right to institute suit for the enforcement of any payment on or with respect to the Debt Securities;

    o waive a default in payment with respect to the Debt Securities or any guarantee;

    o reduce the rate or extend the time for payment of interest on the Debt Securities;

    o     adversely affect the ranking of the Debt Securities of any series;

    o release any guarantor from any of its obligations under its guarantee or the Indenture, except in compliance with the terms of the Indenture; or

    o solely in the case of a series of Subordinated Debt Securities, modify any of the applicable subordination provisions or the applicable definition of Senior Indebtedness in a manner adverse to any holders.

     The holders of a fixed percentage in aggregate principal amount of the outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the relevant Indenture, including any set forth in the applicable prospectus supplement. The holders of a fixed percentage in aggregate principal amount of the outstanding Debt Securities of any series may, on behalf of the holders of that series, waive any past default under the applicable Indenture with respect to that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on any Debt Securities of such series, or in respect of a covenant or provision which cannot be modified or amended without the consent of a larger fixed percentage of holders or by the holder of each outstanding Debt Securities of the series affected.

DISCHARGE, TERMINATION AND COVENANT TERMINATION

     When we establish a series of Debt Securities, we may provide that such series is subject to the termination and discharge provisions of the applicable Indenture. If those provisions are made applicable, we may elect either:

    o to terminate and be discharged from all of our obligations with respect to those Debt Securities subject to some limitations; or

    o to be released from our obligations to comply with specified covenants relating to those Debt Securities, as described in the applicable prospectus supplement.

     To effect that termination or covenant termination, we must irrevocably deposit in trust with the relevant Trustee an amount which, through the payment of principal and interest in accordance with their terms, will provide money sufficient to make payments on those Debt Securities and any mandatory sinking fund or similar payments on those Debt Securities. This deposit may be made in any combination of funds or government obligations. On such a termination, we will not be released from certain of our obligations that will be specified in the applicable prospectus supplement.

     To establish such a trust we must deliver to the relevant Trustee an opinion of counsel to the effect that the holders of those Debt Securities:

    o will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the termination or covenant termination; and

    o will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the termination or covenant termination had not occurred.

     If we effect covenant termination with respect to any Debt Securities, the amount of deposit with the relevant Trustee must be sufficient to pay amounts due on the Debt Securities at the time of their stated maturity. However, those Debt Securities may become due and payable prior to their stated maturity if there is an Event of Default with respect to a covenant from which we have not been released. In that event, the amount on deposit may not be sufficient to pay all amounts due on the Debt Securities at the time of the acceleration.

     The applicable  prospectus  supplement may further describe the provisions,
if  any,  permitting   termination  or  covenant   termination,   including  any
modifications to the provisions described above.

GOVERNING LAW

     The Indentures and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

REGARDING THE TRUSTEES

     The Trust Indenture Act contains limitations on the rights of a trustee, should it become a creditor of ours, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. Each Trustee is permitted to engage in other transactions with us from time to time, provided that if such Trustee acquires any conflicting interest, it must eliminate such conflict upon the occurrence of an Event of Default under the relevant Indenture, or else resign.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     As of March 1, 2001, we are authorized to issue up to 125,000,000 shares of stock, including up to 100,000,000 shares of common stock, par value $.001 per share, and up to 25,000,000 shares of preferred stock, par value $.001 per share. As of March 1, 2001, we had 46,012,288 shares of common stock and no shares of preferred stock outstanding. As of that date, we also had approximately 5,642,246 shares of common stock reserved for issuance upon exercise of options or in connection with other awards outstanding under various employee or director incentive, compensation and option plans. This total includes an additional 600,000 shares initially reserved for our stock option plan by the board of directors on February 22, 2001, subject to the approval of our shareholders at the May 23, 2001 annual meeting. As of March 1, 2001, a total of 4,273,184 stock options were outstanding under all of our option plans.

     The following is a summary of the key terms and provisions of our equity securities. You should refer to the applicable provisions of our certificate of incorporation, bylaws, the Delaware General Corporation Law and the documents we have incorporated by reference for a complete statement of the terms and rights of our capital stock.

COMMON STOCK

     Voting Rights. Each holder of common stock is entitled to one vote per share. Subject to the rights, if any, of the holders of any series of preferred stock pursuant to applicable law or the provision of the certificate of designation creating that series, all voting rights are vested in the holders of shares of common stock. Holders of shares of common stock have noncumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors, and the holders of the remaining shares voting for the election of directors will not be able to elect any directors. As of the date of this prospectus, the Texas Pacific Group holds 59.2% of our outstanding common stock and can elect 100% of the directors in any given election of directors.

     Dividends. Dividends may be paid to the holders of common stock when, as and if declared by the board of directors out of funds legally available for their payment, subject to the rights of holders of any preferred stock. Denbury has never declared a cash dividend and intends to continue its policy of using retained earnings for expansion of its business.

     Rights upon Liquidation. In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of common stock will be entitled to share equally, in proportion to the number of shares of common stock held by them, in any of our assets available for distribution after the payment in full of all debts and distributions and after the holders of all series of outstanding preferred stock, if any, have received their liquidation preferences in full.

     Non-Assessable. All outstanding shares of common stock are fully paid and non-assessable. Any additional common stock we offer and issue under this Prospectus will also be fully paid and non-assessable.

     No Preemptive Rights. Holders of common stock are not entitled to preemptive purchase rights in future offerings of our common stock.

     Listing. Our outstanding shares of common stock are listed on the New York Stock Exchange and The Toronto Stock Exchange under the symbol "DNR." Any additional common stock we issue will also be listed on the NYSE and any other exchange on which our common stock is then traded.

PREFERRED STOCK

     Our board of directors can, without approval of our shareholders, issue one or more series of preferred stock and determine the number of shares of each series and the rights, preferences and limitations of each series. Our Certificate of Incorporation requires that the decision to create a series of preferred stock must be made by no fewer than 2/3 of the members of the board of directors. The following description of the terms of the preferred stock sets forth certain general terms and provisions of our authorized preferred stock. If we offer preferred stock, a description will be filed with the SEC and the specific designations and rights will be described in a prospectus supplement, including the following terms:

    o the series, the number of shares offered and the liquidation value of the preferred stock;

    o     the price at which the preferred stock will be issued;

    o the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

    o     the liquidation preference of the preferred stock;

    o     the voting rights of the preferred stock;

    o whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

    o whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

    o any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

     The description of the terms of the preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to the certificate of designation relating to the applicable series of preferred stock. The registration statement of which this prospectus forms a part will include the certificate of designation as an exhibit or incorporate it by reference.

     Undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of the holders of our common stock. For example, any preferred stock issued may rank prior to our common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

     Any preferred stock will, when issued, be fully paid and non-assessable.

                        DESCRIPTION OF DEPOSITARY SHARES

     We may offer preferred stock represented by depositary shares and issue depositary receipts evidencing the depositary shares. Each depositary share will represent a fraction of a share of preferred stock. Shares of preferred stock of each class or series represented by depositary shares will be deposited under a separate deposit agreement among us, a bank or trust company acting as the "Depositary" and the holders of the depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the depositary shares evidenced by the depositary receipt, to all the rights and preferences of the preferred stock represented by such depositary shares. Those rights include any dividend, voting, conversion, redemption and liquidation rights. Immediately following the issuance and delivery of the preferred stock to the Depositary, we will cause the Depositary to issue the depositary receipts on our behalf.

     If depositary shares are offered, the applicable prospectus supplement will describe the terms of such depositary shares, the deposit agreement and, if applicable, the depositary receipts, including the following, where applicable:

    o the payment of dividends or other cash distributions to the holders of depositary receipts when such dividends or other cash distributions are made with respect to the preferred stock;

    o the voting by a holder of depositary shares of the preferred stock underlying such depositary shares at any meeting called for such purpose;

    o if applicable, the redemption of depositary shares upon a redemption by us of shares of preferred stock held by the Depositary;

    o if applicable, the exchange of depositary shares upon an exchange by us of shares of preferred stock held by the Depositary for debt securities or common stock;

    o if applicable, the conversion of the shares of preferred stock underlying the depositary shares into shares of our common stock, other shares of our preferred stock or our debt securities;

    o the terms upon which the deposit agreement may be amended and terminated;

    o     a summary of the fees to be paid by us to the Depositary;

    o     the terms upon which a Depositary may resign or be removed by us; and

    o any other terms of the depositary shares, the deposit agreement and the depositary receipts.

     If a holder of depositary receipts surrenders the depositary receipts at the corporate trust office of the Depositary, unless the related depositary shares have previously been called for redemption, converted or exchanged into other securities of Denbury, the holder will be entitled to receive at this office the number of shares of preferred stock and any money or other property represented by such depositary shares. Holders of depositary receipts will be entitled to receive whole and, to the extent provided by the applicable prospectus supplement, fractional shares of the preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement. Holders of shares of preferred stock received in exchange for depositary shares will no longer be entitled to receive depositary shares in exchange for shares of preferred stock. If the holder delivers depositary receipts evidencing a number of depositary shares that is more than the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the Depositary will issue the holder a new depositary receipt evidencing such excess number of depositary shares at the same time.

     Prospective purchasers of depositary shares should be aware that special tax, accounting and other considerations may be applicable to instruments such as depositary shares.

                             DESCRIPTION OF WARRANTS

     We may issue warrants for the purchase of preferred or common stock, either independently or together with other securities. Each series of warrants will be issued under a warrant agreement to be entered into between Denbury and a bank or trust company. You should refer to the warrant agreement relating to the specific warrants being offered for the complete terms of such warrant agreement and the warrants.

     Each warrant will entitle the holder to purchase the number of shares of preferred or common stock at the exercise price set forth in, or calculable as set forth in any applicable prospectus supplement. The exercise price may be subject to adjustment upon the occurrence of certain events, as set forth in any applicable prospectus supplement. After the close of business on the expiration date of the warrant, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in any applicable prospectus supplement.

                              SELLING SHAREHOLDERS

     The selling shareholders may be our directors, executive officers, employees or certain holders of common stock, including the Texas Pacific Group, the holder of approximately 59.2% of our outstanding common stock. The prospectus supplement for any offering of the common stock by selling shareholders will include the following information:

    o     the names of the selling shareholders;

    o the number of shares of common stock held by each of the selling shareholders;

    o the percentage of the outstanding common stock held by each of the selling shareholders; and

    o the number of shares of common stock offered by each of the selling shareholders.

                              PLAN OF DISTRIBUTION

     We and any selling shareholders may sell the securities offered by this prospectus and applicable prospectus supplements:

    o     through underwriters or dealers;

    o     through agents;

    o     directly to purchasers; or

    o     through a combination of any such methods of sale.

Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act of 1933.

     The applicable prospectus supplement relating to the securities will set forth:

    o their offering terms, including the name or names of any underwriters, dealers or agents;

    o the purchase price of the securities and the proceeds to us from such sale;

    o any underwriting discounts, commissions and other items constituting compensation to underwriters, dealers or agents;

    o     any initial public offering price;

    o     any  discounts  or  concessions   allowed  or  reallowed  or  paid  by
          underwriters or dealers to other dealers;

    o in the case of debt securities, the interest rate, maturity and redemption provisions; and

    o     any securities exchanges on which the securities may be listed.

     If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions in accordance with the rules of the New York Stock Exchange and The Toronto Stock Exchange:

    o     at a fixed price or prices which may be changed;

    o     at market prices prevailing at the time of sale;

    o     at prices related to such prevailing market prices; or

    o     at negotiated prices.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

     Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     If  so  indicated  in  the   prospectus   supplement,   we  will  authorize
underwriters,  dealers  or agents  to  solicit  offers  from  certain  specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

     Underwriters, dealers and agents may be entitled under agreements entered into with us to be indemnified by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution by Denbury to payments which they may be required to make. The terms and conditions of such indemnification will be described in an applicable prospectus supplement. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

     Each class or series of securities will be a new issue of securities with no established trading market, other than the common stock, which is listed on the New York Stock Exchange and The Toronto Stock Exchange. We may elect to list any other class or series of securities on any exchange, other than the common stock, but we are not obligated to do so. Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

     Certain persons participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered. In connection with any such offering, the underwriters or agents, as the case may be, may purchase and sell securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities; and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from us, as the case may be, in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if such securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, The Toronto Stock Exchange, in the over-the-counter market or otherwise. These activities will be described in more detail in the sections entitled "Plan of Distribution" or "Underwriting" in the applicable prospectus supplement.

                                 LEGAL OPINIONS

     Jenkens & Gilchrist, A Professional Corporation, Houston, Texas, will issue an opinion for Denbury regarding the legality of the securities offered by this prospectus and applicable prospectus supplement. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

                                     EXPERTS

     The financial statements incorporated in this prospectus by reference from Denbury's Annual Report on Form 10-K for the year ended December 31, 2000, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     Information referenced or incorporated by reference in this prospectus regarding our estimated quantities of oil and gas reserves and the discounted present value of future net cash flows therefrom as of December 31, 2000 is based upon estimates of such reserves and present values audited by independent petroleum engineers DeGolyer and MacNaughton and such information as of December 31, 1999 and 1998 is based upon estimates of such reserves and present values audited by independent petroleum engineers Netherland, Sewell & Associates, Inc.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses payable by Denbury in connection with the sale of securities being registered hereby, assuming Denbury sells $100 million of Debt ecurities and $100 million of common stock hereunder. None of the following expenses will be paid by selling shareholders, if any. All amounts are estimates, except the registration fee.


SEC Registration Fee.....................................................................  $   50,000
NYSE Filing Fee..........................................................................      50,000
The Toronto Stock Exchange Listing Fee...................................................      20,000
Blue Sky Fees and Expenses...............................................................      10,000
Accounting Fees..........................................................................      50,000
Legal Fees and Expenses..................................................................     150,000
Printing and Engraving Fees and Expenses.................................................     225,000
Trustee Fees.............................................................................      15,000
Rating Agency Fee........................................................................      65,000
Miscellaneous............................................................................      75,000
                                                                                           -------------
         Total...........................................................................  $  710,000
                                                                                           =============

ITEM 15.          INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Section 145 of the Delaware General Corporation Law (the "DGCL"), empowers us under specified circumstances, to indemnify our directors, officers, employees and agents in connection with actions, suits or proceedings brought against them or threatened by reason of the fact that they were our directors, officers, employees or agents, so long as they acted in good faith and in a manner that they reasonably believed to be in, or not opposed to, the best interests of our Company, and with respect to any criminal action, that they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of our Company, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if such person is adjudged to be liable to us, unless a court determines that indemnification is appropriate.

     Article IX of our Certificate of Incorporation requires indemnification of directors, officers and other employees to the fullest extent permitted by
Section 145 of the DGCL. Furthermore, Article IX explicitly provides that:

    o we may advance expenses, including reasonable attorneys' fees, to individuals entitled to indemnification;

    o we may not take any action to diminish or reduce the rights of individual entitled to indemnification after the occurrence of the events to which the indemnification relates; and

    o any person entitled to indemnification by us may bring suit against us if we do not pay them within 30 days after receiving a written demand for indemnification and, if successful, such person may recover their expenses for such suit, including attorneys' fees, from us. In the suit, we will have the burden of proving any defense that the person is not eligible for indemnification under the DGCL.

     Additionally, Denbury maintains directors and officers insurance which includes coverage for liability under the federal securities laws.

     Article X of our Certificate of Incorporation limits the personal liability of a director to us or our stockholders for monetary damages for breach of fiduciary duty as a director provided that a director's liability may not be limited (i) for any breach of the director's duty of loyalty to Denbury or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.


ITEM 16.          EXHIBITS

     EXHIBIT NO.                   DOCUMENT DESCRIPTION
     -----------                   --------------------
        **1.1          Form of Underwriting Agreement (Debt Securities)
        **1.2          Form of Underwriting Agreement (Common Stock)
        **1.3          Form of Underwriting Agreement (Preferred Stock)
        **1.4          Form of Underwriting Agreement (Depositary Shares)
        **1.5          Form of Underwriting Agreement (Warrants)
         *4.1          Form(s) of Indentures between Denbury Resources Inc. and Trustee to be designated therein covering Debt Securities to be offered hereunder, including Form of Note or Debenture attached thereto
        **4.2          Form of Certificate of Designation for Preferred Stock, including Specimen Certificate
        **4.3          Form of Depositary Agreement between Denbury Resources Inc. and Depositary to be designated therein covering
                       Depositary Shares to be offered hereunder, including Form of Depositary Receipt attached hereto



                                                       II-2




     Exhibit No.                       Document Description
     -----------                       --------------------
        **4.4          Form of Warrant  Agreement  and Trustee to be  designated
                       therein  covering  Common  Stock  Warrants  to be offered
                       hereunder,   including   Form  of  Common  Stock  Warrant
                       attached thereto
        **4.5          Form of Warrant  Agreement  and Trustee to be  designated therein  covering  Preferred Stock Warrants to be offered hereunder,  including  Form of  Preferred  Stock  Warrant attached thereto
         4.6           Certificate of Incorporation of Denbury Resources, Inc. filed with the Delaware
                       Secretary of State on April 20, 1999 (incorporated by reference as Exhibit 3(a) of the Registrant's Form 10-Q for the quarter ended March 31, 1999).
         4.7           Bylaws of Denbury Resources, Inc., a Delaware corporation, adopted April 20,
                       1999 (incorporated by reference as Exhibit 3(b) of the Registrant's Form 10-Q for the quarter ended March 31, 1999).
         **5           Form(s) of Opinion of Jenkens & Gilchrist, A Professional Corporation, as to the validity of the Securities being registered hereunder
         **8           Form(s) of Opinion of Jenkens & Gilchrist, A Professional Corporation, as to Tax Matters
         *12           Denbury Resources Inc. Computation of Ratio of Earnings to Fixed Charges
        *23.1          Consent of Netherland, Sewell & Associates, Inc.
        *23.2          Consent of DeGolyer and MacNaughton
        *23.3          Consent of Deloitte & Touche, LLP
       **23.4          Form of Consent of Jenkens & Gilchrist, A Professional Corporation (included in Exhibit 5)
       **23.5          Form of Consent of Jenkens & Gilchrist, A Professional Corporation (included in Exhibit 8)
         *24           Power of Attorney (included on signature page)
        **25           Statement(s) on Form T-1 of Eligibility of Trustee for the Debt Securities


*    Filed herewith
**   To be filed by amendment or Form 8-K

17.               UNDERTAKINGS

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in paragraph (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby understands that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(e) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of that Act.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on March 21, 2001.

                                       DENBURY RESOURCES INC.


                                       By: /s/ Phil Rykhoek
                                           -------------------------------------
                                           Phil Rykhoek
                                           Chief Financial Officer and Secretary

     Each person whose signature appears below as a signatory to this Registration Statement constitutes and appoints Gareth Roberts and Phil Rykhoek, or either one of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURES                                         TITLE                              DATE


/s/ Gareth Roberts
---------------------------------------           Chief Executive Officer                      March 21, 2001
Gareth Roberts                                    and Director (Principal
                                                  Executive Officer)

/s/ Phil Rykhoek
---------------------------------------           Chief Financial Officer and                  March 21, 2001
Phil Rykhoek                                      Secretary (Principal
                                                  Financial Officer)





/s/ Mark C. Allen
---------------------------------------           Chief Accounting Officer                     March 21, 2001
Mark C. Allen                                     and Controller (Principal
                                                  Accounting Officer)

/s/ Ronald G. Greene
---------------------------------------           Chairman of the Board and                    March 21, 2001
Ronald G. Greene                                  Director


/s/ David I. Heather
---------------------------------------           Director                                     March 21, 2001
David I. Heather


/s/ Wieland F. Wettstein
---------------------------------------           Director                                     March 21, 2001
Wieland F. Wettstein

                               INDEX TO EXHIBITS

     Exhibit No.                       Document Description
     -----------                       --------------------
        *4.1           Form of Indenture between Denbury Resources Inc. and Trustee to be designated therein  covering  Debt Securities to be offered hereunder,including Form of
                       Common  Stock  Warrant attached thereto
          4.6          Certificate of Incorporation of Denbury Resources, Inc. filed with the Delaware
                       Secretary of State on April 20, 1999 (incorporated by reference as Exhibit 3(a) of the Registrant's Form 10-Q for the quarter ended March 31, 1999).
          4.7          Bylaws of Denbury Resources, Inc., a Delaware corporation, adopted April 20,
                       1999 (incorporated by reference as Exhibit 3(b) of the Registrant's Form 10-Q for the quarter ended March 31, 1999).
         *12           Denbury Resources Inc. Computation of Ratio of Earnings to Fixed Charges
        *23.1          Consent of Netherland, Sewell & Associates, Inc.
        *23.2          Consent of DeGolyer and MacNaughton
        *23.3          Consent of Deloitte & Touche, LLP
         *24           Power of Attorney (included on signature page)



*    Filed herewith